EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated September 28, 2017 relating to the consolidated financial statements of Relmada Therapeutics, Inc. as of June 30, 2017 and 2016 and for each of the years then ended.

/s/ GBH CPAs, PC

GBH CPAs, PC

www.gbhcpas.com

Houston, Texas

May 14, 2018